UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2007
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 East Tasman Drive, San Jose, CA	95134

(Address of principal executive offices)	(Zip Code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former nme or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On December 31, 2007, Interwoven, Inc. (the “Company”) notified The NASDAQ Stock Market (“NASDAQ”) that the Company was unable to distribute its proxy statement for its 2007 Annual Meeting of Stockholders in time to hold, and will not hold, its 2007 Annual Meeting of Stockholders on or before December 31, 2007, as required by Marketplace Rules 4350(g) and 4350(e), respectively. The Company was unable to comply with these rules due to the timing of the completion of the Company’s voluntary review of its historical stock option grant procedures and the related restatement of its historical consolidated financial statements to correct the accounting for stock-based compensation expense.
     On January 3, 2008, as anticipated, the Company received a Staff Determination Letter from NASDAQ notifying the Company of its noncompliance with NASDAQ Marketplace Rule 4350(e) due to the Company’s failure to hold its 2007 Annual Meeting of Stockholders within twelve months from the Company’s 2006 year-end. This notice indicated that, due to such noncompliance, the Company’s common stock would be subject to delisting from The NASDAQ Global Market unless the Company requested a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”).
     In order to comply with this requirement, and as previously disclosed, the Company scheduled its 2007 Annual Meeting of Stockholders for February 21, 2008. The Company will request a hearing before the Panel to review the Staff Determination Letter. The Company intends to request that NASDAQ continue to list its common stock until and through at least February 21, 2008 in order to allow the Company to complete its Annual Meeting of Stockholders on February 21, 2008, at which time the Company expects that it will have returned to full compliance with all applicable Marketplace Rules. There can be no assurance that the Panel will grant the Company’s request for continued listing. Pending the issuance of a decision by the Panel, the Company’s common stock will continue to be listed on The NASDAQ Global Market.
     On December 20, 2007, the Company received written notice from NASDAQ stating that as of that date the Company had demonstrated compliance with all applicable Marketplace Rules. As previously announced, the Company had previously received Staff Determination Letters due to its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2007, respectively, as required by Marketplace Rule 4310(c)(14). All of these reports were filed on December 14, 2007. The notice received from NASDAQ on December 20, 2007 further stated that as of that date, the listing review was closed and the Company’s common stock would continue to be listed on The NASDAQ Global Market.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: January 4, 2008	By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer